Exhibit 4.9

Voluntary Conversion Agent Agreement

Between

iHeartMedia, Inc.

And

Computershare Trust Company, N.A.

And

Computershare Inc.

This CONVERSION AGENT AGREEMENT (this “Agreement”), dated as of May 1, 2019 (the “Effective Time”), is by and between iHeartMedia Inc., a Delaware corporation (“Company”), having its principal office and place of business at 20880 Stone Oak Parkway San Antonio, TX 78258 and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”, and together with Computershare, “Agent”), each having a principal office and place of business at 250 Royall Street, Canton, Massachusetts 02021.

1.    APPOINTMENT.

Company hereby appoints Agent as “Conversion Agent” for the purpose of converting the shares of Company’s Class B common stock (the “Class B Shares”), for shares of Company’s Class A common stock, par value $0.001 per share (the “Class A Shares”). Agent hereby agrees to serve as such, upon the terms and conditions set forth herein.

2.    NOTIFICATION AND PROCESSING.

Agent is hereby authorized and directed, and hereby agrees to:

2.1 Accept all of the Class B Shares in book-entry form surrendered for conversion into the Class A Shares.

2.2 Receive and examine all of the Class B Shares submitted for conversion and accompanying instructions for proper execution in accordance with the terms thereof. Such examination shall include a determination (a) that such Class B Shares are in proper form for transfer on the share registry books of the transfer agent and verification, (b) that no stop order has been issued against the shares represented by the surrendered shares by reason of loss, theft, destruction or other invalidity, and (c) that a complete and duly executed written certification, in the form attached hereto as Exhibit E, Exhibit F or such other form that is acceptable to the Company in its sole and absolute discretion (the “Ownership Certification”), on behalf of the holder of the Class B Shares submitted for conversion has been timely delivered to Agent. If more than one person is the record holder of any such Class B Shares, the instructions must be signed by each record holder, and an Ownership Certification shall be delivered on behalf of each record holder.

2.3 Accept conversions signed by persons acting in a fiduciary or representative capacity only if such capacity is shown on the instruction and proper evidence of their authority so to act has been submitted.

2.4 Accept conversions for the Class A Shares to be issued other than in the name that appears on the Class B Shares submitted for conversion, where (i) such Class B Shares are duly endorsed or accompanied by appropriately signed stock powers, (ii) the signature thereon is guaranteed by a participant in a signature guarantee program approved by the Securities Transfer Association, (iii) any necessary stock transfer taxes are paid and proof of such payment is submitted or funds therefore are provided to Agent, or it is established by the shareholder that no such taxes are due and payable, and (iv) a complete and duly executed Ownership Certification on behalf of the entity or individual that will own the Class A Shares following the conversion has been timely delivered to the Agent.

2.5 Issue, as the transfer agent and registrar for Company’s Class A Shares, upon surrender of the Class B Shares(s), and satisfaction of the requirements of Sections 2.2-2.4 hereof, one share of the Class A Shares, registered in such names as are appropriate pursuant to properly completed instructions, for every share of the Class B Shares; provided, that no fractional shares of the Class A

Shares shall be issued. Arrange for the issuance of a statement of holding reflecting the new Class A Shares in the Direct Registration System, (“Statement”), unless such shareholder has attached a written request to the contrary.

2.6 As the transfer agent and registrar, record and countersign the Statement in such names and in such amounts as Agent may request in writing and deliver such Statement(s) to or upon the written order of Agent.

2.7 Cancel, as Agent, all of the Class B Shares accepted for conversion and retain such conversion instructions, pursuant to applicable law.

2.8 Promptly deliver, in accordance with the instructions received from the holder, the Statement issued as provided in Section 2.5, above.

2.9 If appropriate, deliver the Statement(s) or Company certificates, by first class mail, under the provisions of Agent’s first class mail bond protecting Agent from loss or liability arising out of the non-receipt or non-delivery of such a Statement or Company certificate(s) or arising out of the replacement thereof, for any deliveries where market value does not exceed the amount of Agent’s first class mail bond. Any mail delivery exceeding such amount shall be delivered by registered mail or overnight mail and shall be insured separately for the replacement value of its contents at the time of the mailing.

2.10 When the Class B Shares registered in the name of any Affiliate are surrendered:

(a)	Arrange for the issuance of a Statement in the name of any other person only with the proper approval of Company.

(b)

Issue, in exchange therefor, as the transfer agent and registrar for Class A Shares, a Statement or certificate(s) with a legend in the form set forth on Exhibit A hereto applied to each of such Statement or certificate(s).

2.11 At the request of Company, return to Company any and all necessary records, information and material concerning and representing unconverted Class B Shares.

2.12 Accept and respond to all telephone requests for information relative to the conversion of the Class B Shares in connection with the conversion.

3.    PROCEDURE FOR DISCREPANCIES. Agent shall follow its regular procedures to attempt to reconcile any discrepancies between the number of the Class B Shares surrendered for conversion and the number that the current record stockholders list indicates such stockholder owns. In any instance where Agent cannot reconcile such discrepancies by following such procedures, Agent will consult with Company for instructions as to the number of Class B Shares, if any, Agent is authorized to accept for conversion. In the absence of such instructions, Agent is authorized not to accept any such Class B Shares for conversion and will return to the surrendering stockholder in accordance with its standard procedures any Class B Shares surrendered in connection therewith.

4.    LIST OF AFFILIATES. Agent requests specific information with respect to Affiliates, the Class B Shares ineligible for conversion, and any shareholder plans affected by this conversion, including any treasury positions. Company agrees to provide all such applicable information on the list of Affiliates, ineligible Class B Shares, and plans attached hereto as Exhibit A.

5.    FRACTIONAL SHARES. No fractional shares of the Class A Shares will be issued in this conversion.

[6.    LOST CERTIFICATES. If any holder of the Class B Shares reports to Agent that his or her failure to surrender a certificate representing any of the Class B Shares registered in his or her name at the Effective Time according to the record stockholders list is due to the theft, loss or destruction of such certificate, upon Agent’s receipt from such stockholder of (a) an affidavit of such theft, loss or destruction, (b) an open penalty surety bond in form and substance satisfactory to Agent, and (c) payment of all applicable fees, Agent will convert the Class B Shares with respect to the former stockholder as though the certificate for the Class B Shares had been surrendered. Agent may charge holders an administrative fee for processing payment with respect to the Class B Shares represented by lost certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates in a single account. Agent may receive compensation, including in the form of commissions for services provided in connection with surety programs offered to shareholders.]1

7.    TREATMENT OF RESTRICTIVE LEGENDS. Company shall, if applicable, inform Agent as soon as possible in advance as to (a) whether any Class A Shares issued in exchange for the Class B Shares are to be issued with restrictive legend(s) and, if so, Company shall provide the appropriate legend(s) and a list identifying the affected shareholders and the certificate numbers (if applicable) and share amounts for such affected shareholders, and (b) the existence or termination of any restrictions on the transfer of the Class B Shares, applicable to the Class B Shares, and whether such restrictions may be removed from, any Class B Shares. In the case of removal of any such legend(s) in connection with the exchange or transfer of the Class B Shares for the Class A Shares, Agent reserves the right to obtain from Company a legal opinion from counsel to Company in form and substance acceptable to Agent addressing the removal of such legend(s).

8.    PROCEDURE FOR DEFICIENT ITEMS.

8.1    Agent shall examine the shareholder instructions, any certificates for the Class B Shares, and any Ownership Certifications received by it as Agent to ascertain whether they appear to have been completed and executed in accordance with the instructions set forth by Company. In the event that Agent determines that any shareholder instructions or Ownership Certifications do not appear to have been properly completed or executed, or where the certificates representing the Class B Shares do not appear to be in proper form for surrender, or any other deficiency in connection with the surrender appears to exist, Company authorizes and instructs Agent to follow, where possible, its regular procedures, set forth in Section 8.3, below, to attempt to cause such irregularity to be corrected. Agent is not authorized to waive any deficiency in connection with the surrender, unless Company provides written authorization to waive such deficiency, subject to applicable law and regulations.

8.2    If shareholder instructions specify that the conversion for the Class B Shares is to be made to a person other than the person in whose name the surrendered shares are registered, Agent will issue no Class A Shares and any other considerations, until such shareholder instructions have been properly endorsed with a medallion guarantee from an eligible guarantor institution approved by the Securities Transfer Association, and accompanied by any other evidence of authority that may be reasonably required by Agent, and otherwise put in proper form for transfer.

[1]	Note to Draft: Our understanding is that all Class B Shares will be in book entry form - to confirm whether this provision is necessary.

8.3 If any such deficiency with respect to any certificated Class B Shares is neither corrected nor waived, Agent shall: (a) convert the shares represented by such certificate to a Direct Registration “book” position, and (b) send to such holder a defect letter describing the applicable defects and asking that the deficiencies be corrected.

9.    TAX REPORTING.

9.1    Agent shall prepare and file with the appropriate governmental agency and mail to each stockholder, as applicable, any and all appropriate tax information forms, including, but not limited to, Internal Revenue Service (“IRS”) Forms 1099-B, covering payments or any other distributions made by Agent pursuant to this Agreement during each calendar year, or any portion thereof, during which Agent performs services hereunder, as described in the Tax Instruction/Cost Basis Information Letter attached hereto as Exhibit B. Any cost basis or tax adjustments required after the Effective Time will incur additional fees.

9.2    With respect to any surrendering stockholder whose taxpayer identification number (TIN) has not been certified as correct, Agent shall, if required by law, deduct and withhold the appropriate backup withholding tax from any payment made to such stockholder pursuant to the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and any other provision of comparable law.

9.3    Should any issue arise regarding U.S. federal, state and local and other applicable income tax reporting or withholding, Agent shall take such reasonable action as Company may reasonably request in writing. Such action may be subject to additional fees.

10.    AUTHORIZATIONS AND PROTECTIONS.

As agent for Company hereunder, Agent:

10.1    Shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by Agent and Company;

10.2    Shall have no obligation to make any conversion unless Company shall have provided a sufficient number of the Class A Shares, or to make any payment for fractional shares unless Company shall have provided the necessary federal or other immediately available funds to pay in full amounts due and payable with respect thereto;

10.3    Shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any certificates or the Class B Shares represented thereby surrendered hereunder or the Class A Shares issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the conversion;

10.4 Shall not be obligated to take any legal action hereunder; if, however, Agent determines to take any legal action hereunder, and where the taking of such action might, in Agent’s judgment, subject or expose it to any expense or liability, Agent shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

10.5    May rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to Agent and believed by Agent to be genuine and to have been signed by the proper party or parties;

10.6    Shall not be liable or responsible for any recital or statement contained in any other documents relating to the conversion;

10.7     Shall not be liable or responsible for any failure of Company or any other party to comply with any of its covenants and obligations relating to the conversion, including, without limitation, obligations under applicable securities laws;

10.8    Shall not be liable to any holder of the Class B Shares for any Class A Shares or dividends thereon or, if applicable, cash in lieu of fractional interests and any related unclaimed property, that has been delivered to a public official pursuant to applicable abandoned property law;

10.9    May, from time to time, rely on instructions provided by Company concerning the services provided hereunder. Further, Agent may apply to any officer or other authorized person of Company for instruction, and may consult with legal counsel for Agent or Company with respect to any matter arising in connection with the services provided hereunder. Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company under Section 13.2 of this Agreement for any action taken or omitted by Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company;

10.10    May rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an eligible guarantor institution that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable signature guarantee program or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed;

10.11    Either in connection with, or independent of, the instruction term in Section 10.9,

above, Agent may consult counsel satisfactory to Agent (including internal counsel), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Agent hereunder in good faith and in reliance upon the advice of such counsel;

10.12    May perform any of its duties hereunder either directly or by or through agents or attorneys and Agent shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care hereunder; and

10.13    Is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

11. REPRESENTATIONS	AND WARRANTIES.

11.1 Agent. Agent represents and warrants to Company that:

(a)

Governance. Trust Company is a federally chartered trust company duly organized, validly existing, and in good standing under the laws of the United States and Computershare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has full power, authority and legal right to execute, deliver and perform this Agreement; and

(b)

Compliance with Laws. The execution, delivery and performance of this Agreement by Agent has been duly authorized by all necessary action, constitutes the legal, valid and binding obligation of Agent enforceable against Agent in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition or provision of (A) any existing law, ordinance, or governmental rule or regulation to which Agent is subject, (B) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority applicable to Agent, (C) Agent’s incorporation documents or by-laws, or (D) any material agreement to which Agent is a party.

11.2 Company. Company represents and warrants to Agent that:

(a)

Governance. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has full power, authority and legal right to enter into and perform this Agreement;

(b)

Compliance with Laws. The execution, delivery and performance of this Agreement by Company has been duly authorized by all necessary action, constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, will not require the consent of any third party that has not been given, and will not violate, conflict with or result in the breach of any material term, condition or provision of (A) any existing law, ordinance, or governmental rule or regulation to which Company is subject, (B) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority applicable to Company, (C) Company’s incorporation documents or by-laws, (D) any material agreement to which Company is a party, or (E) any applicable stock exchange rules;

(c)

Securities Laws. All outstanding Class B Shares, including any Class B Shares issued upon exercise of all outstanding warrants, including all Class A Shares issued upon conversion, will be exempt from registration under Section 1145 of the United States Bankruptcy Code; and

(d)

Shares. The Class B Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Class A Shares to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable.

12. INDEMNIFICATION AND LIMITATION OF LIABILITY.

12.1     Liability. Agent shall only be liable for any loss or damage determined by a court of competent jurisdiction to be a result of Agent’s gross negligence or willful misconduct; provided that any liability of Agent will be limited in the aggregate to the amounts paid hereunder by Company to Agent as fees and charges, but not including reimbursable expenses.

12.2     Indemnity. Company shall indemnify and hold Agent harmless from and against, and Agent shall not be responsible for, any and all losses, claims, damages, costs, charges, payments and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”) arising out of or attributable to Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Loss or enforcing this Agreement, except for any liability of Agent as set forth in Section 14.1, above.

13.    DAMAGES. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

14.    CONFIDENTIALITY.

14.1    Definition. “Confidential Information” shall mean any and all technical or business information relating to a party, including, without limitation, financial, marketing and product development information, shareholder data (including any non-public information of such Shareholder), proprietary information, and the terms and conditions (but not the existence) of this Agreement, that is disclosed or otherwise becomes known to the other party or its affiliates, agents or representatives before or during the term of this Agreement. Confidential Information constitutes trade secrets and is of great value to the owner (or its affiliates). Confidential Information shall not include any information that is: (a) already known to the other party or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other party; (c) subsequently disclosed to the other party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by one party without access to Confidential Information of the other.

14.2    Use and Disclosure. All Confidential Information of a party will be held in confidence by the other party with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but not less than a reasonable degree of care. Neither party will disclose in any manner Confidential Information of the other party in any form to any person or entity without the other party’s prior consent. However, each party may disclose relevant aspects of the other party’s Confidential Information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law. Without limiting the foregoing, each party will implement such physical and other security measures and controls which are designed to protect (i) the security and confidentiality of Confidential Information; (ii) against any threats or hazards to the security and integrity of Confidential Information; and (iii) against any unauthorized access to or use of Confidential Information. To the extent that a party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, the party ensures that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 14.

14.3    Required or Permitted Disclosure. In the event that any requests or demands are made for the disclosure of Confidential Information, other than requests to Agent for Shareholder records pursuant to standard subpoenas from state or federal government authorities (e.g., divorce and criminal actions), the party receiving such request will promptly notify the other party to secure instructions from an authorized officer of such party as to such request and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order. Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

14.4    Unauthorized Disclosure. As may be required by law and without limiting any party’s rights in respect of a breach of this Section 15, each party will promptly: (a) notify the other party in writing of any unauthorized possession, use or disclosure of the other party’s Confidential Information by any person or entity that may become known to such party; (b) furnish to the other party full details of the unauthorized possession, use or disclosure; and (c) use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

14.5    Costs. Each party will bear the costs it incurs as a result of compliance with this Section 14.

15.    TERMINATION. Either party may terminate this Agreement upon 30 days’ prior written notice to the other party. In the event of such termination, Company will appoint a successor agent and inform Agent of the name and address of any successor agent so appointed, provided, that no failure by Company to appoint such a successor agent shall affect the termination of this Agreement or the discharge of Agent as Conversion Agent hereunder. Upon any such termination, Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder.

16.    COMPENSATION AND EXPENSES.

16.1    Company shall pay to Agent compensation in accordance with the fee schedule attached as Exhibit D hereto, together with reimbursement for reasonable fees and disbursements of counsel, regardless of whether any Class B Shares are surrendered to Agent, for Agent’s services as Agent hereunder.

16.2    Company shall be charged for certain expenses advanced or incurred by Agent in connection with Agent’s performance of its duties hereunder. Such charges include, but are not limited to, stationery and supplies, such as checks, envelopes and paper stock, as well as any disbursements for telephone and document creation and delivery. While Agent endeavors to maintain such charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of Agent’s billing systems.

16.3    If any out-of-proof condition caused by Company or any of its prior agents arises during any terms of this Agreement, Company will, promptly upon Agent’s request, provide Agent with funds or shares sufficient to resolve the out-of-proof condition.

16.4    All amounts owed to Agent hereunder are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Company agrees to reimburse Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

16.5    The parties hereto agree that in the event that Agent commences performance under this Agreement, which performance may include, inter alia, initial project set-up activity, balancing and reconciliation, loading files, preparing letters of transmittal or other documents, as applicable, but the transaction contemplated hereunder is not initiated for any reason, Company agrees to pay, in any event, the Project Management fee set forth in Exhibit D attached hereto. In addition, Company agrees to pay any expenses incurred by Agent in connection with the services hereunder, up to and including the date on which Agent receives written notice of termination pursuant to Section 15 hereof.

16.6     Following initiation and notice of termination of this Agreement for any reason, Company hereby agrees to pay on or before the effective date of such termination (a) all fees earned and expenses set forth on the attached Exhibit D incurred by Agent through and including the date of such termination, including, in any event, the Project Management fee, and (b) all costs and expenses associated with the movement of records, materials, and services to Company or the successor agent, including all reasonable expenses.

16.7    Company is responsible for all taxes, levies, duties, and assessments levied on services purchased and performed under this Agreement, for the avoidance of doubt, other than any Computershare Taxes (as defined below) (collectively, “Transaction Taxes”). Computershare is responsible for collecting and remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes. Computershare shall invoice Company for such Transaction Taxes that Computershare is obligated to collect upon the furnishing of services provided hereunder. Company shall pay such Transaction Taxes according to the terms in Section 16.1, above. Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Company. To the extent that Company provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Company, invoices issued for services hereunder provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes; provided that to the extent and Transaction Taxes were paid to Computershare before the Company provided any such evidence of exemption but were not yet remitted by Computershare to the appropriate taxing authority at the time the Company provides such evidence of exemption, Computershare shall refund the Company for the amount of any such Transaction Taxes collected for which the Company has provided an exemption. Computershare is solely responsible for the payment of all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes, taxes relating to Computershare’s personnel, and taxes based on Computershare’s net income or gross revenues relating to services provided hereunder (collectively, “Computershare Taxes”).

17.    ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by Company or Agent without the written consent of the other; provided, however, that Agent may, without further consent of Company, assign any of its rights and obligations hereunder to any affiliated agent registered under Rule 17Ac2-1 promulgated under the 1934 Act.

18.    SUBCONTRACTORS AND UNAFFILIATED THIRD PARTIES.

18.1    Subcontractors. Agent may, without further consent of Company, subcontract with (a) any affiliates, or (b) unaffiliated subcontractors for such services as may be required from time to time (e.g., lost shareholder searches, escheatment, telephone and mailing services); provided, however, that Agent shall be as fully responsible to Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

18.2    Unaffiliated Third Parties. Nothing herein shall impose any duty upon Agent in connection with or make Agent liable for the actions or omissions to act of unaffiliated third parties (other than subcontractors referenced in Section 20.1, above) such as, by way of example and not limitation, airborne services, delivery services, the U.S. mails, and telecommunication companies, provided, if Agent selected such company, Agent exercised due care in selecting the same.

19.    MISCELLANEOUS.

19.1    Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, shall be deemed effective on the date of receipt, and may be sent by overnight delivery services, or by certified or registered mail, return receipt requested to:

If to Company:	with an additional copy to:

iHeartMedia, Inc.iHeartMedia, Inc. 20880 Stone Oak Parkway San Antonio, Texas 78258 Attn: General Counsel	Kirkland & Ellis LLP 300 North La Salle Chicago, Illinois 60654 Attn: James S. Rowe

If to Agent:	with an additional copy to:

Computershare Inc. 480 Washington Blvd, 29th Floor Jersey City, NJ 07310 Attn: Corp Actions Relationship Manager	Computershare Inc. 250 Royall Street Canton, MA 02021 Attn: Legal Department

Or

Computershare Inc.

250 Royall Street

Canton, MA 02021

Attn: Corp Actions Relationship Manager

20.2    No Expenditure of Funds. No provision of this Agreement shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

20.3    Publicity. Neither party hereto shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other party, which may be withheld in the other party’s sole discretion; provided, that Agent may use Company’s name in its customer lists or otherwise as required by law or regulation.

20.4    Successors. All the covenants and provisions of this Agreement by or for the benefit of Company or Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

20.5    Amendments. This Agreement may be amended or modified by a written amendment executed by the parties hereto and, to the extent required, authorized by a resolution of the Board of Directors of Company.

20.6    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

20.7    Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties hereto irrevocably (i) submit to the non-exclusive jurisdiction of any New York State court sitting in New York City or the United

States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (ii) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such action or proceeding, and (iii) waive all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby. Agent shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof. Agent may consult with foreign counsel, at Company’s expense, to resolve any foreign law issues that may arise as a result of Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

20.8    Force Majeure. Notwithstanding anything to the contrary contained herein, Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

20.9    Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only Agent, Company and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

20.10    Survival. All provisions regarding indemnification, warranty, liability and limits thereon, compensation and expenses and confidentiality and protection of proprietary rights and trade secrets shall survive the termination or expiration of this Agreement.

20.11    Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in (a) this Agreement, (b) any exhibits, schedules or attachments hereto, and (c) any other Agreement, the terms and conditions contained in this Agreement shall take precedence.

20.12    Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

20.13    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

20.14    Descriptive Headings. Descriptive headings contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

20.15    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[The remainder of this page has been intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the Effective Date hereof.

IHEARTMEDIA, INC.

By:	/s/ Lauren Dean

Name:	Lauren E. Dean

Title:	Senior Vice President and Associate General Counsel

COMPUTERSHARE TRUST COMPANY, N.A., and COMPUTERSHARE INC.,

On behalf of both entities

By:	/s/ Thomas Borbely

Name:	Thomas Borbely

Title:	Manager, Corporate Actions

Exhibit A	List of Affiliates, Ineligible Class B Shares, and Plans
Exhibit B	Tax Instruction and Cost Basis Information Letter
Exhibit C	Wire Instructions
Exhibit D	Schedule of Fees
Exhibit E	Form of Post-Issuance Date Certification (Long Form)
Exhibit F	Form of Common Stock Conversion Notice and Ownership Certification

EXHIBIT A

LIST OF AFFILIATES/TREASURY POSITIONS

Shareholder	Certificate Numbers of Class B Shares	Disposition

CLASS B SHARES INELIGIBLE FOR EXCHANGE

Shareholder	Certificate Numbers of Class B Shares	Disposition

PLANS AFFECTED BY THIS CONVERSION

Plan Name	Plan Administrator	Disposition

EXHIBIT B

Section 1

Standard Tax Reporting Instructions

Pursuant to the Emergency Economic Stabilization Act of 2008, financial intermediaries such as Computershare must report cost basis for certain types of securities acquired after January 1, 2011 to both security holders and the IRS. In preparation for the year-end tax reporting to be performed by Computershare under our service agreement for the corporate actions event described in Section 2 of this agreement, please (a) complete the below Year End Tax Reporting Package and (b) provide us with the pertinent issuer statement (i.e., hard copy or website link requested in Section 4 below) as required of issuers under Internal Revenue Code Section 6045B and the underlying Treasury regulations.

In the event that you have not yet produced the issuer statement, kindly provide us with the requisite information at your earliest convenience when completed. You may find it helpful to refer to the below link on the IRS website for some background information regarding the issuer’s obligation to produce the issuer statement.

https://www.irs.gov/forms-pubs/form-8937-report-of-organizational-actions-affecting-basis-of-securities

Please review, complete, execute and return the Year End Tax Reporting Package or the Form 8937, attached documents via e-mail. By requesting cost basis information, Computershare has fulfilled its regulatory obligation. Failure to provide correct basis information may result in a liability to you as an issuer, but if we can provide additional details, please feel free to call upon us.

Additional information may be required based on the completion of the information provided below.

PLEASE NOTE: If IRC sections 302/304 apply to this Corporate Actions event, please reach out to the Corporate Actions Relationship Manager listed on Wire Instruction Exhibit of this Agreement to provide further details.

Year End Tax Reporting Package

Computershare cannot provide tax advice for purposes of completing this worksheet. Please consult your tax counsel to determine your respective tax reporting requirements.

Shareholder accounts without certified TIN, or certification of foreign status on our system of record will be subject to backup withholding tax at the applicable rate in accordance with IRS rules and regulations regarding 1099 tax reporting. The applicable backup withholding tax deducted from their payment will be remitted to the Internal Revenue Service (IRS). Holders will need to claim any refund of over withholding directly from the IRS and not Computershare. Please note residents or holders that are uncertified, and reside in the state of CA will be withheld an additional 7% which will be remitted to the state of CA.

Important: Computershare uses Constructive Receipt (refer to below definition) reporting for its standard tax reporting default. Deviations from our Standard Default Tax Terms, late submissions and subsequent corrections after the event is over will be subject to additional fees, by appraisal. If Computershare does not receive the completed tax letter by the expiration of the offer /effective date of the distribution or exchange, Computershare will use our Standard Default Tax Terms.

Computershare will perform form suppression on de minimis reporting for the following: on 1099-B tax forms less than $20 in proceeds and fractional share issuance if no withholding; 1099-DIV tax forms less than $10 in dividend income if no withholding.

Computershare will not be liable for any IRS penalties resulting from any client changes to this tax letter or client delay in any final tax instructions that will alter our initial tax reporting instructions. Should any withholding be remitted late to the IRS as a result of any changes to your initial tax reporting instructions. Company and/or Purchaser will be responsible for obligations related to penalties and interest as noted under the Section of the Agreement titled “Indemnification and Limitation of Liability.”

Definitions:

Constructive Receipt: Constructive Receipt means that any corporate action exchange proceeds would be reported to the IRS in the year the merger is effective, whether or not the shareholder has presented the requisite and valid documentation in such year.

Standard Default Tax Terms: The share consideration (if any) is considered a non-taxable event with no Fair Market Value Reporting (FMV) on shares. Principal and CIL are reported on form 1099B as constructive receipt. In the event of an exchange, dividends declared after the effective date, will accrue on the shares issuable to un-exchanged holders and tax reported “as if” paid currently.

Section 2 – Client Information

Client Name:

Tax ID/EIN:

Issue Description/Type:

CUSIP Number(s):

Will you require Computershare to perform tax reporting services for this transaction?

        ☒    Yes                 ☐    No***

***

If you mark the above box “No”, an explanation of either how the consideration will be tax reported, or why tax reporting is not applicable (i.e. K1, W-2, etc.), is required. Please provide this explanation in Section 5 where it indicates “If you answered “No” in Section 2.

Section 3 – Standard 1099 Reporting

3.A – Principal payment / cash in lieu of fractional shares

If 3.A is not applicable, please check here and move to 3.B  ☒

Computershare to report principal payment on Form 1099-B.

Yes, on Form 1099-B  ☐    Yes, on a form other than Form 1099-B. Please complete Section 3.C  ☐

Computershare to report cash in lieu payment for fractional shares made to holders.

Yes, on Form 1099-B  ☐    Yes, on a form other than Form 1099-B. Please complete Section 3.C  ☐

3.B – Dividend Reporting (including accrued dividends for unexchanged accounts)

If 3.B is not applicable, please check here and move to Section 3.C  ☒

Dividends that have been paid in conjunction with Corporate Actions payments, deemed or accrued, such payment will be reported as Constructive Receipt on Form 1099-DIV or 1042-S.  ☐

Computershare to report dividends on Forms 1099-DIV / 1042-S.

Yes, Form 1099-DIV/1042-SB  ☐    Yes, on a form other than Form 1099-DIV/1042=S.  ☐    Please explain

Did the Company and or Purchaser distribute qualified dividends (100% ordinary & 100% qualified) for this tax year on the Newco shares?

Yes  ☐            *No  ☐

*If no, please provide us with your worksheet to ensure all reportable income or reclassification income, paid by Computershare as agent, is reported correctly. Please note that up to five decimal points can be utilized in the reallocation process. If you choose to use less than five decimal points this could result in rounding issues. Due to time constraints inherent with tax season, we will not be able to re-run tax forms due to rounding issues. Please provide us with your worksheet reflecting all distributions for this applicable tax year.

3.C – Additional reporting

If 3.C is not applicable, please check here and move to Section 4  ☒

Does any of the following reporting need to be performed by Computershare for cash paid (i.e., principal, cash in lieu) if not to be tax reported on Form 1099-B?

1099-INT  ☐    1099-OID  ☐    1099-MISC  ☐         1099-DIV  ☐    1042-S  ☐

If you selected 1099-INT, 1099-OID or 1099-MISC above, please complete the below. Specify which box on the Form should be used for reportable amounts:

Reporting Box for 1099-INT:

Reporting Box for 1099-OID:

Reporting Box for 1099-MISC:

If you selected 1099-DIV and/or 1042-S above, please complete the below.

Reporting for merger consideration (other than accrued and unpaid dividends as outlined below), on Form 1099-DIV and/or 1042-S is as follows:

Section 4 – Cost Basis

Please provide a copy of the completed Issuer Statement (IRS Form 8937) or link to where the Tax & Cost Basis information can be found. If you are unable to provide the link or information pertaining to the Issuer Statement or such IRS filing requirement does not apply, you must answer the questions below.

What are the Cost Basis implications due to this Corporate Action? Please include the details of any calculation that needs to be applied to existing cost basis, or provide an explanation if the IRS filing requirement for Form 8937 does not apply to this event.

Form 8937 inapplicable because exchanges do not effect all holders.

Section 5 – Additional Information

Did any of the following corporate changes occur during the same year in which this corporate action took place?

a) Name Change?	Yes ☐	No ☐
b) Tax Id Number Change?	Yes ☐	No ☐
c) CUSIP Number Change?	Yes ☐	No ☐
d) Cash Liquidating Distribution	Yes ☐	No ☐
e) Non-Cash Liquidating Distribution	Yes ☐	No ☐
f) Sale of Rights payment	Yes ☐	No ☐

Is any additional tax reporting required, other than what has been stated in Section 3 above (specify below)?

If you answered “No” in Section 2 above indicating that you do not require Computershare to perform tax reporting, please explain below.

Section 6 – Additional Information continued

Is any additional tax withholding required other than what has been stated in Section 3 above (specify below)?

Section 7

Fair Market Value (FMV) Tax Reporting Instructions

Pursuant to the Emergency Economic Stabilization Act of 2008, financial intermediaries such as Computershare must report cost basis for certain types of securities acquired after January 1, 2011 to both security holders and the IRS. In preparation for the year-end tax reporting to be performed by Computershare under our service agreement for the corporate actions event described in Section 1 of this agreement, please (a) complete the below Tax and Cost Basis package and (b) provide us with the pertinent issuer statement (i.e., hard copy or website link requested in Section 8 below) as required of issuers under Internal Revenue Code Section 6045B and the underlying Treasury regulations.

In the event that you have not yet produced the issuer statement, kindly provide us with the requisite information at your earliest convenience when completed. You may find it helpful to refer to the below link on the IRS website for some background information regarding the issuer’s obligation to produce the issuer statement.

https://www.irs.gov/forms-pubs/form-8937-report-of-organizational-actions-affecting-basis-of-securities

Please review, complete, execute and return the below Tax Letter and either the Cost Basis word document or the Form 8937, attached documents via e-mail. By requesting cost basis information, Computershare has fulfilled its regulatory obligation. Failure to provide correct basis information may result in a liability to you as an issuer, but if we can provide additional details, please feel free to call upon us.

Additional information may be required based on the completion of the information provided below.

PLEASE NOTE: If 302/304 Tax Reporting is requirements please reach out to the Corporate Actions Relationship Manager listed on the Wire Instruction Exhibit of this Agreement

Year End Tax Reporting Package

Computershare cannot provide tax advice for purposes of completing this worksheet. Please consult your tax counsel to determine your respective tax reporting requirements.

Shareholder accounts without certified TIN, or foreign status on our system of record will be subject to backup withholding tax at the applicable rate in accordance with IRS rules and regulations regarding 1099 tax reporting. The applicable backup withholding tax deducted from their payment will be remitted to the Internal Revenue Service (IRS). Holders will need to claim any refund of over withholding directly from the IRS and not Computershare. Please note residents or holders that are uncertified, and reside in the state of CA will be withheld an additional 7% which will be remitted to the state of CA.

Important: Computershare uses Constructive Receipt reporting for its standard tax reporting default. Deviations from our Standard Default Tax Terms, late submissions and subsequent corrections after the event is over will be subject to additional fees, by appraisal. If Computershare does not receive the completed tax letter by the expiration of the offer /effective date of the distribution or exchange, Computershare will use our Standard Default Tax Terms.

Fair Market Value Reporting (FMV) is subject to additional fees, by appraisal.

Computershare will perform form suppression on de minimis reporting for the following: on 1099-B tax forms less than $20 in proceeds and fractional share issuance if no withholding; 1099-DIV tax forms less than $10 in dividend income if no withholding.

Computershare will not be liable for any IRS penalties resulting from any client changes to this tax letter or client delay in any final tax instructions that will alter our initial tax reporting instructions. Should any withholding be remitted late to the IRS as a result of any changes to your initial tax reporting instructions. Company will be responsible for obligations related to penalties and interest as noted under the Section of the Agreement titled “Indemnification and Limitation of Liability.”

Definitions:

Constructive Receipt: Constructive Receipt means that any corporate action exchange proceeds would be reported to the IRS in the year the merger is finalized, regardless of whether the shareholder has already processed the exchange or not.

Standard Default Tax Terms: The share distribution is considered a non-taxable event with no Fair Market Value Reporting (FMV) on shares. Principal and CIL are reported on form 1099B as constructive receipt. In the event of an exchange, dividends declared after the effective date, will accrue on the shares issuable to un-exchanged holders.

Fair Market Value (FMV) tax reporting: Refers to an exchange where the share consideration) is treated as fully taxable and reportable on Form 1099-B at the per share valuation provided by client.

Section 8 – Client Information

Client Name:

*Tax ID/EIN:

*

If FMV reporting is required, the Issuer (Acquirer) will be deemed the payor and you must provide your EIN for reporting purposes. In addition, Client must provide Computershare with completed IRS Form 2678 in order for Computershare to remit any backup withholding tax to the IRS on client’s behalf.

Issue Description/Type:

CUSIP Number(s):

Will you require Computershare to perform FMV tax reporting services for this transaction?

        ☐  Yes            ☒   No***

***

If you mark the above box “No” the value of all newly issued shares will NOT be tax reported to the holders and any cost basis and acquisition date of the surrendered target company shares will be carried over to the new shares. Please refer to Section 3.

Section 9

Fair Market Value reporting

We ask that you read each question below carefully and respond to each question accordingly as this questionnaire requires a great deal of attention.

Taxable Event Information

Please check one of the boxes below regarding the following statement.

This event requires Fair Market Value (FMV) reporting on Form 1099-B as the share consideration received in this transaction is a taxable event to former target holders and as such the basis of the new shares received will be the FMV rate and become covered shares (i.e., date of acquisition is the effective date).

True  ☐            *False  ☒

*	If the above statement is “False”, please provide an explanation as to why:

If the FMV share consideration is nontaxable, and not tax reportable, please confirm by checking a box below:

*True  ☒             **False  ☐

*	If you selected “True”, please explain briefly why the FMV share consideration is nontaxable, and whether the “cash” (if any) is tax reportable on Form 1099-B:

Stock-for-stock exchange constitutes a tax-free recapitalization, other than with respect to any cash received in lieu of fractional shares (which is not applicable here).

**	If you selected “False” from the above, is the FMV of the share consideration treated as taxable and reportable on a 1099-B?

Yes  ☐            *No  ☐

*	If you selected “No”, please advise on the IRS Form & box number in which it should be reported:

Gross Proceeds Information

If the transaction with a shareholder should be reported on a 1099-B, and the full amount of the consideration is treated as taxable, is the FMV of the stock consideration, as well as the cash (if any), reportable on Form 1099-B in Box 1d as “Proceeds”?

Yes  ☐            *No  ☐

*	If you selected “No”, please advise on the rationale as to why the cash and/or stock is not considered as “ proceeds” for 1099-B reporting purposes:

If Form 1099-B reporting is required, should Box 7 on the Form 1099-B (“Check if loss is not allowed based on amount in 1d”) be checked?

Yes  ☐            *No  ☐

Backup Withholding Information

If you selected “Yes” and indicated that FMV of the share consideration is a taxable exchange and reportable on a 1099-B as “Proceeds”,- please advise on the following questions:

•

Is the share consideration subject to backup withholding? (Uncertified accounts would be entitled to a lowered share amount upon exchange due to withholding of shares to satisfy remittance to the IRS.)

Yes  ☐            *No  ☐

*	If you selected “No”, please provide the basis for selecting “No” so that Tax can review this further.

If you selected “Yes” and indicated that shares are subject to backup withholding, please confirm the following statement by selecting “Issuer/Acquirer Agrees”:

Computershare is hereby authorized by the Issuer/Acquirer to sell the appropriate number of shares from each shareholder’s share entitlement to cover applicable tax withholding obligations. The withholding obligation arises on the date the reportable consideration is paid. The shares sold to fund any backup withholding will be based on the amount of withholding required. The current share price may not be exactly the FMV price and may result in a shortage or overage that will either need to be returned to the company or covered by the company.

Issuer/Acquirer Agrees                                           ☐

If you would prefer that Computershare does not fund the backup withholding obligation by selling the shares, the Issuer/Acquirer can fund the amount of backup withholding required to remit to the IRS in lieu of selling shares. Should you wish to proceed with this alternative, please select the box below:

Yes, we will fund the entire balance due in one single wire to Computershare for the backup withholding obligation  ☐

If you checked the box above, to fund the backup withholding on FMV reporting, the funds you provided will be included in a “gross -up” calculation (to increase a net amount to include deductions, such as taxes, that would be incurred by the receiver) reported on a 1099-B as additional proceeds to the holder.

Fair Market Value (FMV)

Please provide the value per share associated with the FMV reporting of the share consideration:

Form 8937

Please provide a copy of the Issuer Statement (IRS Form 8937) or link to where the Tax & Cost Basis information can be found. If you are unable to provide the link or information pertaining to the Issuer Statement, you must answer the questions below.

What are the Tax & Cost Basis implications due to this Corporate Action? Please include the details of any calculation that needs to be applied to determine the per share basis of the share consideration received by the target’s holders.

EXHIBIT C

WIRE INSTRUCTIONS

PLEASE WIRE ALL FUNDS RELATED TO THIS TRANSACTION USING THE FOLLOWING INSTRUCTIONS:

Bank Name:
Account Name:
Account Number:
ABA Routing Number:
Ref:

IF YOU HAVE ANY QUESTIONS, OR NEED ADDITIONAL INFORMATION PLEASE CALL ME.

[                 ]

RELATIONSHIP MANAGER

CORPORATE ACTIONS

T (XXX) XXX-XXX

XXXXXXXXX.XXXXXXXXXXXX@COMPUTERSHARE.COM

EXHIBIT D

COMPUTERSHARE INC.

FEE SCHEDULE

TO SERVE AS CONVERSION AGENT FOR

IHEARTMEDIA, INC.

A.    FEES FOR SERVICES *

Project Management Fee	$20,000.00
Per Conversion Processed	$50.00
Per DRS Statement or Check Mailed	Included
Legal Review	Included
Annual Fee	$500.00

*

The above fees exclude expenses and assume the use of Computershare’s standard agency agreement and conversion form. We agree that in the event that the transaction and/or your services are begun but not completed for any reason, the above Project Management fee will be charged, plus the expense(s) associated with work performed up to the point Computershare is notified. It is required that this Agreement be executed on or before the Effective Time. Mailing and processing will not begin until this Agreement has been executed by Company and Computershare. This fee schedule is based upon information provided to date and may be subject to change. CRM# A-4L5F7C

B.	SERVICES COVERED

•

Designating a project manager to carry out Conversion Agent duties, including document review and execution of legal agreement, review of letters of transmittal and communication materials, project management, and on-going project updates and reporting

•	Establishing a reserve of the Class A Shares to facilitate the Class B Share conversion requests

•	Establishing the Class B Share conversion procedures with iHeartMedia, Inc. and internal operations departments

•	Communicating and training internal associates on the Class B Share conversion procedures

•	Communicating conversion procedures to The Depositary Trust Company

•	Printing scannable Conversion Forms (“LTs”) that include shareholders’ name(s), address(es), certificate numbers, number of shares and affidavits of loss

•	Enclosing and mailing LTs, notice to shareholders and return envelopes

•	Receiving, opening and processing returned LTs

•	Curing defective LTs, including telephoning and writing shareholders in connection with unsigned or improperly executed LTs

•	Canceling surrendered Class B Shares and certificates

•	Tracking and reporting the number of Class B Shares submitted and the submitting shareholders, as required

•	Collecting and tracking Ownership Certifications from each holder of Class B Shares submitted for conversion

•	Calculating, issuing, and reconciling the Class A Shares issued upon receipt of properly executed LTs and surrender of the Preferred Share certificates

•	Calculating, issuing, and reconciling cash in lieu of fractional share checks

•	Issuing tax forms and filing tax information with the IRS, as required

•	Enclosing and mailing the Class A Shares, checks, IRS Forms 1099-B and letters or notices to shareholders

•	Responding to shareholder telephone and correspondence inquiries

•	Replacing checks alleged to have been lost or destroyed

C.	ITEMS NOT COVERED

•	Services associated with new duties, legislation or regulatory fiat which become effective after the date of this proposal (these will be provided on an appraisal basis)

•	All expenses, such as telephone line charges, overprinting, checks, cash management fees, postage, stationery, wire transfers, etc. (these will be billed as incurred)

•	Overtime charges assessed in the event of late delivery of material for mailings unless the target mail date is rescheduled

•

Surcharge(s) for services, including, without limitation, Project Management services, rendered outside of normal business hours (i.e. 6:00 p.m. - 8:00 a.m. Monday through Friday, weekends, and U.S. holidays observed by the New York Stock Exchange). Additional fees will be provided on an appraisal basis.

•	Special reporting requests and requests to expedite processed items outside of our standard target of 7-10 day turnaround time

•	Subsequent changes or updates to the certified shareholder records

D.	ASSUMPTIONS

•	Proposal based upon document review and information known at this time about the transaction

•	Significant changes made in the terms or requirements of this transaction could require modifications to this Agreement

•	This Agreement must be executed prior to the mailing of the LTs

•	Proposal based on use of Computershare’s scannable exchange form or LT

E.	PAYMENT FOR SERVICES

It is agreed that an invoice for the Project Management and Processing fees will be rendered and payable on the effective date of the transaction. An invoice for any expense realized will be rendered and payable on a monthly basis.

EXHIBIT E

iHeartMedia, Inc.

Common Stock Conversion Notice and

Ownership Certification

Date

Name of Holder Requesting Conversion

Address of Holder Requesting Conversion

Computershare Account Number

Holdings Immediately Prior to Conversion

Shares of iHeartMedia, Inc. Company Class A Common Stock

Shares of iHeartMedia, Inc. Company Class B Common Stock

Warrants to Purchase iHeartMedia, Inc. Common Stock

Number of Shares of Class B Common Stock Holder is Requesting Be Converted to Class A Common Stock

The undersigned acknowledges that the conversion requested pursuant to this Common Stock Conversion Notice is subject to the restrictions set forth in Article IV and Article X of the Fifth Amended and Restated Certificate of Incorporation of iHeartMedia, Inc. (“iHeart”), as the same may be amended from time to time.

In furtherance of the foregoing, the undersigned hereby certifies that:

(1) the information set forth in this Common Stock Conversion Notice is true and correct;

(2) the undersigned (a) is not the representative of any foreign government or foreign person; and (b) if a natural person, is a citizen of the United States; or (c) if an entity, is (i) organized under the laws of the United States, and (ii) has less than 22.5% of its voting rights, and less than 22.5% of its equity, held directly or indirectly by non-U.S. persons or entities, as determined pursuant to the FCC’s regulations;

(3) to the best of the undersigned’s knowledge, the requested conversion of Class B Common Stock to Class A Common Stock will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to FCC regulations, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to FCC regulations already owns, to acquire a voting or equity interest in iHeart that requires “specific approval” under the FCC’s foreign ownership limitations (generally a voting or equity interest in excess of 5 percent or 10 percent, with the applicable percentage determined by FCC regulations), unless such “specific approval” has already been obtained; and

(4) either (a) to the best of the undersigned’s knowledge, the requested conversion of Class B Common Stock to Class A Common Stock will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to FCC regulations, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to FCC regulations already owns, to acquire an “attributable” interest in iHeart under the FCC’s media ownership rules (generally a 5 percent or greater voting interest), or (b) the undersigned has previously provided iHeart in writing, to iHeart’s satisfaction, all information and reports reasonably necessary for iHeart (i) to determine that the holding of such an attributable interest will not cause iHeart or the undersigned to violate or be inconsistent with the rules or policies of the FCC, (ii) to comply with all applicable reporting obligations to the FCC with respect to such attributable interest, and (iii) to determine to forbear from exercising its rights under Article IV and Article X of the iHeart Fifth Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, to decline to permit the requested conversion.

The Holder acknowledges that the Company may decline to honor a requested conversion if it has a reasonable basis to believe, based on the most recent information available to it, that the conversion of Class B Common Stock would cause the Company to be in violation of 47 U.S.C. § 310(b) or FCC Rules, and that the Company may request, and such Holder shall promptly provide, such additional information as the Company deems appropriate to assist it in determining whether any such violation is likely to occur; provided that the Company shall not be required to monitor the foreign voting and equity ownership among its stockholders more often than required by federal communications law.

By the signature below, the undersigned (a) certifies that he/she is authorized by the Holder to submit this certification and (b) certifies individually and on behalf of the Holder that the foregoing responses are true and correct.

Social Security or other Taxpayer Identification Number of Registered Holder

Signature of Authorized Representative of Registered Holder

If you are unable to make the foregoing acknowledgment and certification, you must submit a Post-Issuance Date Certification (Long Form) to iHeartMedia, Inc., iHeartMedia, Inc., 20880 Stone Oak Parkway, San Antonio, Texas 78258, Attention: Paul McNicol, Fax: (210) 832-3149. A Post-Issuance Date Certification (Long Form) may be obtained upon request from Computershare, 250 Royall Street, Canton, MA, Attention: Client Services.

EXHIBIT F

POST-ISSUANCE DATE CERTIFICATION (LONG FORM)2

This Post-Issuance Date Certification solicits information from holders of Class B Common Stock of iHeartMedia, Inc. (“iHeart”) seeking to convert such stock to iHeart Class A Common Stock, and holders of iHeart Special Warrants seeking to exercise such warrants (collectively, “Holders”). The requested information is necessary to enable iHeart to ensure compliance with the media and foreign ownership limitations set forth in the Communications Act of 1934, as amended, and the rules of the Federal Communications Commission (the “FCC”). Media and foreign ownership issues vary from case-to-case and are often fact-dependent. Given the complexities of the FCC’s media and foreign ownership restrictions, Holders are encouraged to consult with their advisors concerning the completion of this Post-Issuance Date Certification.

Instructions:

•	Section I: All Holders must complete.

•	Sections II-III: All Holders must complete one of these Sections.

•	Section IV: A Holder must complete Section IV if:

•	BOTH of the following are true:

•	The Holder has not made (a) a Class B Election, (b) a Class A Common Stock and Warrant Election, or (c) a Warrant Election; and

•	The Holder wishes to be eligible to receive more than 4.99% of the Company’s Class A Common Stock;

•	AND if ONE of the following is true:

•	The Holder is not completing Section II of this Certification and is instead completing Section III; or

•

The Holder is completing Section II of this Certification but did not complete the Media Ownership Certification portion of the Ownership Certification required in connection with iHeart’s emergence from bankruptcy;

•	AND if ONE of the following is true:

•	The Holder is unable to check any of the boxes in Section I, Question 8, or

•	The Holder is checking one of the boxes in Section I, Question 8 and wishes to be eligible to receive more than 19.99 percent of the Class A Common Stock.

•	Section V: All Holders must complete.

[2]

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement between iHeartMedia, Inc., and Computershare, Inc. and Computershare Trust Company, N.A. (collectively, as Warrant Agent), dated as of May 1, 2019 (the “Warrant Agreement”).

I.    REQUIRED INFORMATION

ALL HOLDERS MUST COMPLETE THIS SECTION.

1.	Date

2.	Name of Holder

3.	Address of Holder

4.	Computershare Account Number

5.	Holdings Immediately Prior to Exercise or Conversion

Shares of iHeartMedia, Inc. Company Class A Common Stock

Shares of iHeartMedia, Inc. Company Class B Common Stock

Warrants to Purchase iHeartMedia, Inc. Common Stock

6.	Number of Warrants Holder Is Exercising

Number of Class B Shares Holder Is Converting

7.	Indicate below whether the Holder is affiliated with any other Holder(s) that holds or proposes to hold shares of iHeartMedia, Inc.’s Class A Common Stock, including other such entities under common management, ownership, or control, such that (a) their interests are required to be aggregated pursuant to the FCC Rules, including 47 C.F.R. § 73.3555 and associated notes, and/or (b) they are considered a “group” pursuant to the FCC Rules, including 47 C.F.R. § 1.5000(d)(5).

Check one of the following boxes and complete:

☐

No Other Entities with Interests Subject to Aggregation: The Holder is not affiliated with any other entity that holds or proposes to hold shares of iHeartMedia, Inc.’s Class A Common Stock that would need to have its interest aggregated pursuant to clause (a) or (b) above.

☐

Other Entities with Interests Subject to Aggregation: The Holder is affiliated with the following other entities that hold or propose to hold shares of iHeartMedia, Inc.’s Class A Common Stock and whose interests must be aggregated pursuant to clause (a) or (b) above:[3]

[3]	Please list each affiliated Holder’s name here exactly as it will be listed on the separate Post-Issuance Date Certifications for such affiliated Holders.

a.

b.

c.

d.

e.

f.

g.

h.

i.

PLEASE REPORT ANY ADDITIONAL ENTITIES WITH INTERESTS SUBJECT TO AGGREGATION ON A SEPARATE ATTACHMENT.

8.	Please indicate below whether the Holder falls into any of the following categories:

☐	An “investment company” as defined by 15 U.S.C. § 80a-3

☐	An insurance company

☐	A bank holding stock through trust departments in trust accounts

If the Holder is an insurance company or bank holding stock through trust departments in trust accounts, will the Holder have any right to determine how any of the Class A Common Stock received by the Holder will be voted?

☐  Yes    ☐  No

9.

Please indicate below whether the Holder is an institutional investor that is eligible to report its beneficial ownership interests in the Company’s voting, equity securities in excess of 5 percent (not to exceed 10 percent) pursuant to Exchange Act Rule 13d-1(b), 17 C.F.R. § 240.13d-1(b), or a substantially comparable foreign law or regulation.[4]

☐  Yes    ☐  No

[4]

A Holder that is obligated to report its holdings in the Company pursuant to Exchange Act Rule 13d-1(a), 17 C.F.R. § 240.13d-1(a), or a substantially comparable foreign law or regulation must check “No” in response to this question.

II.	VERIFICATION OF OWNERSHIP CERTIFICATION

ALL HOLDERS MUST COMPLETE EITHER THIS SECTION OR SECTION III.

1.

☐ By checking this box and completing the Certification in Section V below, I hereby certify on behalf of the Holder that (a) the Holder submitted an Ownership Certification by the Ownership Certification Deadline or has confirmed that the Company treated its Ownership Certification as timely pursuant to the Equity Allocation Mechanism, and (b) I have reviewed such Ownership Certification and confirmed that the information contained therein remains accurate in all respects as of the date of this Post-Issuance Date Certification.

III.	FOREIGN OWNERSHIP CERTIFICATION

ALL HOLDERS THAT DO NOT COMPLETE SECTION II MUST COMPLETE THIS SECTION.

1.	If an entity, the Holder is organized under the laws of:

☐	State or territory of the United States:

☐	Other:

If your answer is “Other,” you may skip to Section IV because entities organized under the laws of a country other than the United States will be deemed to be 100% foreign for purposes of the FCC’s foreign ownership limitations.

If an individual, the Holder is a citizen of:

☐	The United States

☐	Other:

If you are an individual, you may skip to Section IV because your foreign ownership will be determined based upon your citizenship.

2.	Check one of the boxes below, and if you check either of the first two boxes, supply both foreign equity and foreign voting percentages:

☐	Foreign entities or foreign individuals hold, in the aggregate, the percentages of equity and voting interests in the Holder reported below:

Foreign Equity Percentage:                                          %

Foreign Voting Percentage:                                          %.

☐

I am unable to certify the exact percentage of the foreign equity interests and/or the foreign voting interests in the Holder; however, I hereby certify that the aggregate percentage(s) of such foreign interests are no higher than the maximum percentage(s) reported below:

Maximum Foreign Equity Percentage:                                             %

Maximum Foreign Voting Percentage:                                             %.

☐	I am unable to certify the percentage of the foreign equity interests and/or foreign voting interests in the Holder.**

**If a Holder is unable to certify its foreign equity and foreign voting interests, such interests will be deemed to be 100% foreign for purposes of determining the number of shares of Common Stock and Warrants that the Holder will receive.

IV.    MEDIA OWNERSHIP CERTIFICATION

PLEASE REFER TO PAGE 1 OF THIS CERTIFICATION FOR INFORMATION ON WHICH HOLDERS MUST COMPLETE THIS SECTION.

1.	How is the Holder organized? As a(n):

☐ Corporation    ☐ General Partnership    ☐ Limited Partnership    ☐ Limited Liability Company

☐ Individual    ☐ Other (please specify):

2.	If the Holder is a general partnership:

•	For each general partner, complete Attachment A.

3.	If the Holder is a limited partnership:

•	Do the limited partnership’s organizational documents contain provisions that insulate some or all of the limited partners in accordance with the FCC’s insulation requirements?

•	If so, complete Attachment A only for each general partner and each uninsulated limited partner.

•	If not, complete Attachment A for each general partner and each limited partner.

4.	If the Holder is a limited liability company:

•	Do the limited liability company’s organizational documents contain provisions that insulate some or all of the members in accordance with the FCC’s insulation requirements?

•	If so, complete Attachment A only for each uninsulated member.

•	If not, complete Attachment A for each member.

5.	If the Holder is a corporation or other entity:

•	For each (a) officer, (b) director, and (c) shareholder holding 5% or more of the issued and outstanding voting stock of the Holder, complete Attachment A.

6.

Does the Holder or any of the persons listed on Attachment A serve as an officer or director of any company that owns or has applied for licenses to operate broadcast radio stations? Or serve as an officer or director of any entity that has an interest in any broadcast radio stations or applications for broadcast radio licenses?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person holding such a position, the position held, the name(s) of the radio broadcast licensee(s) or applicant(s) involved, and the call letters of the station(s) or FCC file number(s) of the application(s) involved.

7.

Does the Holder or any of the persons or entities listed on Attachment A hold, directly or indirectly, any voting or non-voting equity interest in any company that owns or has applied for licenses to operate broadcast radio stations?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest (including percentage of ownership), and the call letters of the station(s) or FCC file number(s) of the application(s) involved.

8.

Does the Holder or any of the persons or entities listed on Attachment A have any other direct or indirect interests (including an interest in a local marketing, time brokerage or joint sales agreement) that allow them to provide programming to, sell advertising on, or own, operate, or control any broadcast radio stations?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest (including the type of agreement and the percentage of programming and/or advertising time that the agreement allows the person or entity to supply or sell), and the call letters of the station(s) involved.

9.

Does the Holder or any of the persons or entities listed on Attachment A hold any debt or equity interest in any entity which is an attributable owner of a broadcast radio station or applicant for a broadcast radio station license where such interest exceeds 33% of the total asset value of such entity?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest (including percentage of total asset value), and the call letters of the station(s) or FCC file number of application(s) involved.

10.

Does the Holder or any of the persons or entities listed on Attachment A have, or have they ever had, any interest in or connection with an FCC application that was dismissed with prejudice by the FCC, in any station or facility which had its license or authorization revoked, or in any application in which character issues were resolved against the licensee or Holder, were left unresolved, or remain pending?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the name of each person or entity holding each such interest, the facts upon which the character allegations were based, the name(s) of the broadcast licensee(s) or applicant(s) involved, the nature of each such interest or connection (including the type of interest and, if applicable, percentage of interest held), and the call letters of the station(s) or FCC file number(s) of the application(s) involved.

11.

Is the Holder or any of the persons or entities listed in Attachment A subject to final adverse findings by any court or administrative body in a civil or criminal proceeding brought under the provisions of any law related to any of the following: (i) any felony (including any criminal offense involving trafficking in illegal drugs); (ii) mass media-related antitrust or unfair competition; (iii) fraudulent statements to another governmental unit; or (iv) discrimination (including, without limitation, employment discrimination)?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the parties and matters involved, the court or administrative body and the proceeding (by date and, where possible, file number), the facts upon which the proceeding was based or the nature of the offense alleged or committed, and the disposition of the matter.

12.

Is the Holder or any of the persons or entities listed in Attachment A subject to denial of federal benefits, including licenses issued by the FCC, as a result of conviction for possession or distribution of controlled substances pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 USC § 862?

☐  Yes    ☐  No

If “yes,” please describe in an attachment, including the basis for denial and the date of the conviction.

ATTACHMENT A

NAME	ADDRESS	CITIZENSHIP	STATUS (E.G., OFFICER, DIRECTOR, SHAREHOLDER)	PERCENTAGE VOTING INTEREST	PERCENTAGE EQUITY INTEREST

V.	CERTIFICATION

The Holder acknowledges that the Company may decline to honor a requested exercise or conversion if it has a reasonable basis to believe, based on the most recent information available to it, that the exercise of Warrants or conversion of Class B Common Stock would cause the Company to be in violation of 47 U.S.C. § 310(b) or FCC Rules, and that the Company may request, and such Holder shall promptly provide, such additional information as the Company deems appropriate to assist it in determining whether any such violation is likely to occur; provided that the Company shall not be required to monitor the foreign voting and equity ownership among its stockholders more often than required by federal communications law.

By the signature below, the undersigned (a) certifies that he/she is authorized by the Holder to submit this certification and (b) certifies individually and on behalf of the Holder that the foregoing responses are true and correct.

By:
Sign

Print Name

Title:

Entity:

Date:

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